                                                                    Exhibit 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this registration statement on Form S-8 of CMGI, Inc. of our report dated March 8, 2000, with respect to the consolidated balance sheet of Flycast Communications Corporation as of December 31, 1999 and the related consolidated statements of operations, common stockholders' equity (deficit) and cash flows for the year ended December 31, 1999, which report appears in the Form 8-K of CMGI, Inc. filed August 17, 2000.


     /s/ KPMG LLP

     KPMG LLP

     San Francisco, California
     March 20, 2001